EXHIBIT 23.1

            CONSENT ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 of the Registration Statement on Form SB-2 of our report dated April 8, 2004 on the consolidated financial statements of eRXSYS, Inc. and subsidiaries as of and for the year ended December 31, 2004, for the year ended November 30, 2003, and for the one month ended December 31, 2003, which appears in such Registration Statement. We also consent to the reference to us under the heading "Expert" in such Registration Statement.

/s/ SQUAR, MILNER, REEHL AND WILLIAMSON, LLP

Newport Beach, California
January 19, 2006